UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 29, 2007

WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	0-10272	04-2720493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1280 Massachusetts Avenue, 4th Floor

Cambridge, MA 02138

(Address of principal executive offices) (Zip Code)

(617) 871-1330

(Registrant's telephone number, including area code)

44 Brattle Street, 4th Floor, Cambridge, MA 02138

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 29, 2007, the Registrant completed the dissolution and winding up of its operations and filed a certificate of cancellation with the applicable Maryland authority. In connection therewith, the Registrant has liquidated all of its non-cash assets and has deposited into a liquidating escrow its remaining cash, from which it will satisfy contingent liabilities, including, without limitation, any costs and expenses of the liquidation. After it satisfies these liabilities, the Registrant intends to distribute the remaining escrow amount, if any, to its limited partners. The Registrant does not anticipate that any such distribution will be material. As a result of the foregoing events, the Registrant's obligation to file reports under the Securities Exchange Act of 1934, as amended, has terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 29, 2007

Winthrop Residential Associates I, A Limited Partnership
By:	ONE WINTHROP PROPERTIES LLC Managing General Partner
	By:	ERI/WIN GP LLC Member
		By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson Chief Executive Officer